UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  June 14, 2005 (June 7, 2005)
                                                 -----------------------------

                         PATRIOT SCIENTIFIC CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-22182                 84-1070278
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(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)

    10989 Via Frontera, San Diego, CA                              92127
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code  858-674-5000
                                                    ---------------

                                     (None)
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

One June 7, 2005, Patriot Scientific Corporation, a Delaware corporation (the "Company"), entered into a Master Agreement (the "Master Agreement") by and among the Company, Technology Properties Limited Inc., a California corporation ("TPL") and Charles H. Moore, an individual ("Moore" and together with the Company and TPL, the "Parties"). The Parties are parties to certain lawsuits filed by the Company alleging infringement (the "Infringement Litigation") of certain microprocessor science and design patents ("Patents") and a lawsuit filed by the Company alleging claims for declaratory judgment for determination and correction of inventorship of the Patents (the "Inventorship Litigation"). The transactions described in the Master Agreement and related agreements (the "Transactions") form a part of the settlement or dismissal of the Inventorship Litigation.

Pursuant to the Master Agreement the Parties have agreed as follows:

      o The Company entered into a patent license agreement (the "Intel License") with Intel Corporation ("Intel") pursuant to which the Company licensed certain rights in the Patents to Intel.

      o The Company and TPL will cause certain of their respective interests in the Patents to be licensed to a limited liability company that will be owned 50% by the Company and 50% by TPL (the "JV LLC").

      o The JV LLC will engage TPL to commercialize the Patents pursuant to a Commercialization Agreement among the JV LLC, TPL and the Company (the "Commercialization Agreement").

      o The Company will pay a total of at least $1 million and TPL will pay a total of $1 million to certain holders of rights in the Patents ("Rights Holders") in exchange for the consent of such Rights Holders to the Transactions.

      o The Parties will settle all or cause to be dismissed all litigation among them pursuant to a stipulated final judgment, including the Inventorship Litigation.

      o The Company will issue warrants to TPL to acquire shares of the Company's common stock. 1,400,000 warrants will be exercisable upon issue; 700,000 warrants will be exercisable if the Company's common stock trades at $.50 per share; an additional 700,000 warrants will be exercisable if the Company's common stock trades at $.75 per share; and an additional 700,000 warrants will be exercisable if the Company's common stock trades at $1.00 per share.

The Parties have agreed to indemnify each other for, among other things, any inaccuracy or misrepresentation of any representation or warranty contained in the Master Agreement, any breach of the Master Agreement, certain liabilities relating to the Parties' respective interests in the Patents and the Transactions, and certain tax liabilities.

The conditions to the closing of the Transactions under the Master Agreement include the selection of one independent manager and business plan for the JV LLC, the disbursal by Intel of all unpaid milestone payments under a license agreement between TPL and Intel into an escrow account, and the settlement or dismissal of the Inventorship Litigation.

On June 7, 2005, in connection with the Master Agreement, the Company entered into the Commercialization Agreement ("Commercialization Agreement") by and among the JV LLC, TPL and the Company. Pursuant to the Commercialization Agreement, the JV LLC has granted to TPL the exclusive right to grant licenses and sub-licenses of the Patents and to pursue claims against violators of the

Patents, in each case, on behalf of JV LLC, the Company, TPL and Moore, and TPL has agreed to use reasonable best efforts to commercialize the Patents in accordance with mutually agreed business plans. Pursuant to the Commercialization Agreement, the JV LLC shall reimburse TPL's expenses incurred in connection with the commercialization of the Patents. All proceeds generated by TPL in connection with the commercialization of the Patents shall be paid directly to the JV LLC. The Commercialization Agreement continues through the useful life of the Patents, which is defined as the greater of the period of time when any of the Patents are no longer subject to legal protection or such Patents are reasonably perceived to have commercial value.

On June 7, 2005, in connection with the Master Agreement, the Company and TPL entered into the Limited Liability Company Operating Agreement of the JV LLC ("LLC Agreement"). The Company and TPL will each own 50% of the membership interests of JV LLC, and will each have the right to appoint one member of the three (3) member management committee. The two (2) appointees will select a mutually acceptable third member of the management committee. Pursuant to the LLC Agreement, the Company and TPL will each contribute to the working capital of the JV LLC (in addition to the Patent licenses described above), and are obligated to make future contributions in equal amounts in order to maintain a working capital fund. The LLC Agreement provides that the JV LLC shall indemnify its members, managers, officers and employees to the fullest extent permitted by applicable law, for any liabilities incurred as a result of their involvement with the Company, if the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of the JV LLC.

In connection with the execution of the Master Agreement, the Company entered into Waiver and Consent Agreements with six individuals holding warrants to acquire shares of the Company's Common Stock and Waiver, Consent and Release agreements with two entities holding warrants to acquire shares of the Company's Common Stock. Pursuant to these Agreements,

(i) The Company agreed to pay the warrant holders $2,327,651 through the escrow established under the Master Agreement;

(ii) All of the warrant holders consented to the transaction described in the Master Agreement, and the entities holding warrants agreed to amend their rights with regard to those warrants to eliminate their lien rights, warrant redemption rights, and right of first refusal rights;

(iii) One of the entity warrant holders agreed to reconvey warrants to acquire 12,000,000 shares to the Company; and

(iv) Warrants held by one of the entity warrant holders will be repriced at a lower price.

The parties have executed and filed a stipulated final judgment in the Inventorship Litigation which provides for dismissal of the Company's third amended complaint and final judgment in favor of TPL and Mr. Moore on their counterclaims.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

    * 10.40 Master Agreement, dated as of June 7, 2005, by and among the Company, Technology Properties Limited Inc., a California corporation and Charles H. Moore, an individual.

    * 10.41 Commercialization Agreement dated as of June 7, 2005 by and among the JV LLC, Technology Properties Limited Inc., a California corporation, and the Company.

    * 10.42 Limited Liability Company Operating Agreement of JV LLC, a Delaware limited liability company, dated as of June 7, 2005.

     10.43  Form of Waiver, Consent, and Release Agreement with Lincoln Ventures

     10.44 Form of Waiver, Consent, and Release Agreement with Swartz Private Equity

     10.45  Form of Waiver, Consent and Release - Victor Gabourel.

     10.46  Form of Waiver, Consent and Release - James Zolin.

     10.47  Form of Waiver, Consent and Release - Dan Nunes.

     10.48  Form of Waiver, Consent and Release - Stan Caplan.

     10.49  Form of Waiver, Consent and Release - Wayne Opperman.

     10.50  Form of Waiver, Consent and Release - Richard Daniel.

     99.1   Press release, dated June 7, 2005 (furnished pursuant to Item 7.01).


* Confidential treatment has been requested as to certain portions of these Exhibits.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                        PATRIOT SCIENTIFIC CORPORATION
                                             (Registrant)



Date: June 14, 2005                     By: /s/ David H. Pohl
                                            -----------------------------------
                                            David H. Pohl, President